EXHIBIT 5

                     [LETTERHEAD OF GREENBERG TRAURIG, LLP]


                                  May 30, 2003


Main Street and Main Incorporated
5050 North 40th Street, Suite 200
Phoenix, Arizona 85018

     RE:  REGISTRATION STATEMENT ON FORM S-8
          MAIN STREET AND MAIN INCORPORATED

Ladies and Gentlemen:

     As legal counsel to Main Street and Main Incorporated, a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about May 30, 2003 in connection with the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of the Company's common stock, par value $0.001 per share (the "Shares"), issuable pursuant to the Company's 2002 Incentive Stock Plan (the "Plan"). The facts, as we understand them, are set forth in the Registration Statement.

     With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

     A. The Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware, as amended through the date hereof;

     B.   The Bylaws of the Company, as amended through the date hereof;

     C.   Various   resolutions  of  the  Board  of  Directors  of  the  Company authorizing the issuance of the Shares;

     D.   The Registration Statement; and

     E.   The Plan.

     Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and based solely upon our review of items A through E above, it is our opinion that the Shares will be duly authorized, validly issued, fully paid and nonassessable when issued and sold in accordance with the terms of the Plan.

     We  hereby  expressly   consent  to  any  reference  to  our  firm  in  the
Registration Statement, inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency.

                                        Very truly yours,


                                        /s/ Greenberg Traurig, LLP